 Exhibit 99.1

Entity 15

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

(Incorporated in Hong Kong with limited liability)

Directors’ Report and Audited Financial Statements

For the year ended 31 December 2020

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

REPORTS AND FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

C O N T E N T S

1

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

DIRECTORS’ REPORT

DIRECTORS’ REPORT

The directors present their annual report together with the audited financial statements for the year ended 31 December 2020.

1.	PRINCIPAL ACTIVITIES

The principal activities of Unique Logistics International (H.K.) Limited (the “Company”) are investment holding and the provision of air and ocean freight forwarding services.

2.	RESULTS AND APPROPRIATIONS

The results of the Company for the year ended 31 December 2020 are set out in the statement of profit or loss and other comprehensive income on page 7.

The directors do not recommend the payment of a dividend.

3.	DONATIONS

Charitable and other donations made by the Company during the year amounted to HKD1,198.

4.	DIRECTORS

Directors of the Company

The directors during the financial year and up to the date of this report were:

Mr. Lee Chi Tak, Richard

Mr. Lee Man Bun, Patrick

Mr. Wong Hon Man

In accordance with Articles 7 of the Company’s Articles of Association, all directors retire at the forthcoming annual general meeting and, being eligible, will offer themselves for re-election.

5.	DIRECTORS’ MATERIAL INTERESTS IN TRANSACTIONS, ARRANGEMENTS AND CONTRACTS THAT ARE SIGNIFICANT IN RELATION TO THE COMPANY’S BUSINESS

Saved as disclosed in notes 9(b) and 24(b) to the financial statements, no other transactions, arrangements and contracts of significance to which the Company, its holding company, any of its subsidiaries or fellow subsidiaries was a party and in which a director of the Company had a material interest whether directly or indirectly, subsisted at the end of the year or at any time during the year.

2

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

DIRECTORS’ REPORT

6.	DIRECTORS’ INTERESTS IN THE SHARES, UNDERLYING SHARES OF THE COMPANY OR ANY SPECIFIED UNDERTAKING OF THE COMPANY OR ANY OTHER ASSOCIATED CORPORATION

At no time during the year was the Company, its holding company, any of its subsidiaries or fellow subsidiaries a party to any arrangement to enable the directors of the Company (including their spouse and children under 18 years of age) to hold any interests or short positions in the shares or underlying shares in the Company or its specified undertakings or other associated corporations.

7.	MANAGEMENT CONTRACTS

No contracts concerning the management and administration of the whole or any substantial part of the business of the Company or its subsidiaries were entered into or existed during the year.

8.	PERMITTED INDEMNITY PROVISIONS

At no time during the financial year and up to the date of this Directors’ Report, was there a permitted indemnity provision in force for the benefit of any of the directors of the Company (whether made by the Company or otherwise) or an associated company (if made by the Company).

9.	AUDITOR

The financial statements have been audited by RSM Hong Kong who retire and, being eligible, offer themselves for re-appointment.

On behalf of the Board

Mr. Lee Chi Tak, Richard
Hong Kong, 22 July 2021

3

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBER OF

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

(Incorporated in Hong Kong with limited liability)

Opinion

We have audited the financial statements of Unique Logistics International (H.K.) Limited (the “Company”) set out on pages 7 to 50, which comprise the statement of financial position as at 31 December 2020, and the statement of profit or loss and other comprehensive income, statement of changes in equity and statement of cash flows for the year then ended, and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the financial statements give a true and fair view of the financial position of the Company as at 31 December 2020, and of its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”) and Hong Kong Financial Reporting Standards (“HKFRSs”) issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”) and have been properly prepared in compliance with the Hong Kong Companies Ordinance.

Basis for Opinion

We conducted our audit in accordance with Hong Kong Standards on Auditing (“HKSAs”) issued by the HKICPA. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with the HKICPA’s Code of Ethics for Professional Accountants (the “Code”), and we have fulfilled our other ethical responsibilities in accordance with the Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

4

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBER OF

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

(Incorporated in Hong Kong with limited liability)

Material Uncertainty Related to Going Concern

We draw attention to note 2(b) in the financial statements which indicates that as at 31 December 2020, the Company’s current liabilities exceeded its total assets by HK$32,635,340. As stated in note 2(b), this condition indicates that a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Other Information

The directors are responsible for the Other Information. The Other Information comprises all of the information included in the annual report other than the financial statements and our auditor’s report thereon.

Our opinion on the financial statements does not cover the Other Information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the Other Information and, in doing so, consider whether the Other Information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of this Other Information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of Directors for the Financial Statements

The directors are responsible for the preparation of the financial statements that give a true and fair view in accordance with IFRSs issued by the IASB , HKFRSs issued by the HKICPA and the Hong Kong Companies Ordinance, and for such internal control as the directors determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the directors are responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Company or to cease operations, or have no realistic alternative but to do so.

5

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBER OF

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

(Incorporated in Hong Kong with limited liability)

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. We report our opinion solely to you, as a body, in accordance with section 405 of the Hong Kong Companies Ordinance and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with HKSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with HKSAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the directors.

●	Conclude on the appropriateness of the directors’ use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

6

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBER OF

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

(Incorporated in Hong Kong with limited liability)

Auditor’s Responsibilities for the Audit of the Financial Statements (cont’d)

●	Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with the directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

By:	/s/ RSM Hong Kong

Certified Public Accountants

Hong Kong

22 July 2021

7

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

	Note	2020	2019
		HKD	HKD

Revenue	4	142,690,712	150,858,723

Freight costs		(108,114,331)	(137,533,173)

Gross profit		34,576,381	13,325,550

Other income	5	19,086,778	24,233,985
Other gains and losses	6	369,566	27,262
Administrative expenses		(24,723,666)	(32,319,998)
Other operating expenses		(2,978,360)	(2,844,726)

Profit from operations		26,330,699	2,422,073

Finance costs	7(a)	(4,627,096)	(5,395,681)

Profit/(loss) before taxation	7	21,703,603	(2,973,608)

Income tax credit	8(a)	1,241,000	-

Profit/(loss) for the year		22,944,603	(2,973,608)

Other comprehensive income for the year, net of tax		-	-

Total comprehensive income for the year		22,944,603	(2,973,608)

The notes on pages 11 to 50 form part of these financial statements.

8

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

STATEMENT OF FINANCIAL POSITION

AT 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

	Note	2020	2019
		HKD	HKD

Non-current assets

Property and equipment	10	2,568,473	1,735,446
Right-of-use assets	11	4,203,290	6,218,718
Investment in subsidiaries	12	19,066,978	19,066,978
Deferred tax assets	21	1,241,000	-
		25,838,741	27,021,142
Current assets

Trade receivables	15	45,338,731	27,530,366
Other receivables, deposits and prepayments	14	2,162,183	3,137,884
Amounts due from related parties	16	38,176,794	24,130,572
Investments	13	15,040,726	23,811,951
Pledged bank deposits	17	4,206,034	4,171,093
Cash at bank and on hand	17	3,385,543	3,965,222
		108,310,011	86,747,088
Current liabilities

Trade payables	18	62,901,777	57,802,718
Other payables and accrued expenses		3,274,557	4,267,028
Amounts due to related parties	16	2,443,313	4,280,109
Bank loans and overdrafts	19	98,012,134	102,466,065
Lease liabilities	20	1,393,311	1,904,107
		168,025,092	170,720,027
Net current liabilities		(59,715,081)	(83,972,939)

Total assets less current liabilities		(32,635,340)	(56,951,797)

Non-current liabilities

Bank loans and overdrafts	19	2,856,260	-
Lease liabilities	20	2,947,865	4,432,271
		5,804,125	4,432,271
NET LIABILITIES		(38,439,465)	(61,384,068)

Capital and reserve

Share capital	22	1,000,000	1,000,000
Reserves		(39,439,465)	(62,384,068)

CAPITAL DEFICIENCY		(38,439,465)	(61,384,068)

Approved by the Board of Directors on 22 July 2021 and are signed on its behalf by:

Mr. Lee Chi Tak, Richard	Mr. Wong Hon Man

The notes on pages 11 to 50 form part of these financial statements.

9

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

	Share capital	Accumulated losses	Total
	HKD	HKD	HKD

Balance at 1 January 2019	1,000,000	(59,410,460)	(58,410,460)

Total comprehensive income for the year	-	(2,973,608)	(2,973,608)

Balance at 31 December 2019 and 1 January 2020	1,000,000	(62,384,068)	(61,384,068)

Total comprehensive income for the year	-	22,944,603	22,944,603

Balance at 31 December 2020	1,000,000	(39,439,465)	(38,439,465)

The notes on pages 11 to 50 form part of these financial statements.

10

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

	Note	2020	2019
		HKD	HKD

Operating activities

Profit/(loss) before taxation		21,703,603	(2,973,608)
Adjustments for:
- Depreciation of property and equipment	10	550,761	276,232
- Depreciation of right-of-use assets	11	2,016,355	1,613,475
- Bade debt expenses		33,012	-
- Fixed assets written off		-	82,403
- Gain on disposals of fixed assets	6	(5,587)	(40,000)
- Finance costs	7(a)	4,627,096	5,395,681
- Interest income	5	(228,752)	(534,257)

Operating profit/(loss) before changes in working capital		28,696,488	3,819,926

(Increase)/decrease in trade receivables		(17,841,377)	7,540,761
Decrease in other receivables, deposits and prepayments		975,701	53,960
Increase/(decrease) in amounts due from related parties		(14,046,222)	1,177,536
Increase in trade payables		5,099,059	8,920,638
(Decrease)/increase in other payables and accrued expenses		(992,471)	71,474
(Decrease)/increase in amount due to related parties		(1,836,796)	1,690,003

Cash generated from operations		54,382	23,274,298

Interests paid		(4,480,253)	(5,201,153)
Interest on lease liabilities		(146,843)	(194,528)

Net cash (used in)/generated from operating activities		(4,572,714)	17,878,617

Investing activities

Redemption in investments		8,771,225	157,210
Increase in pledged bank deposits		(34,941)	(36,086)
Sales proceeds from disposals of fixed assets		338,373	40,000
Purchase of fixed assets		(1,383,788)	(1,483,686)
Interest received		228,752	534,257

Net cash generated from/(used in) investing activities		7,919,621	(788,305)

Financing activities

Proceeds from new bank loans		185,283,940	215,550,902
Repayment of bank loans		(174,738,917)	(226,034,432)
Principal elements of lease payments		(2,328,915)	(1,526,184)

Net cash generated from/(used in) financing activities		8,216,108	(12,009,714)

Net increase in cash and cash equivalents		11,563,015	5,080,598

Cash and cash equivalents at 1 January		(57,734,106)	(62,814,704)

Cash and cash equivalents at 31 December	17	(46,171,091)	(57,734,106)

The notes on pages 11 to 50 form part of these financial statements.

11

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

1.	COMPANY INFORMATION

Unique Logistics International (H.K.) Limited (the “Company”) was incorporated in Hong Kong with limited liability. The address of its registered office and principal place of business is Unit 05-06, 3/F., Tower 2, Enterprise Square, 9 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong.

The principal activities of the Company were investment holding and the provision of air and ocean freight forwarding services during the year.

As at 31 December 2020, the directors consider the immediate and ultimate holding company of the Company to be Unique Logistics Holdings Limited (“ULHL”) and Rich Group Holdings Limited, which were incorporated in Hong Kong and the British Virgin Islands respectively.

The financial statements are prepared in Hong Kong dollars (“HKD”), which is also the functional currency of the Company.

2.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Statement of compliance

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”), Hong Kong Financial Reporting Standards (“HKFRSs”) issued by the Hong Kong Institute of Certified Public Accountants (the “HKICPA”). These financial statements also comply with the applicable requirements of the Hong Kong Companies Ordinance (Cap. 622). Significant accounting policies adopted by the Company are disclosed below.

The IASB/HKICPA has issued certain new and revised IFRSs/HKFRSs that are first effective or available for early adoption for the current accounting period of the Company. Note 3 provides information on any changes in accounting policies resulting from initial application of these developments to the extent that they are relevant to the Company for the current and prior accounting periods reflected in these financial statements.

12

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(b)	Basis of preparation of the financial statements

The Company is a wholly owned subsidiary of another body corporate and therefore, in accordance with section 379(3)(a) of the Hong Kong Companies Ordinance, is not required to prepare consolidated financial statements.

For the purposes of compliance with sections 379 and 380 of the Hong Kong Companies Ordinance, these financial statements have been prepared to present a true and fair view of the state of affairs and profit or loss of the Company only. Consequently, they have been prepared in accordance with all applicable IFRSs, HKFRSs and the requirements of the Hong Kong Companies Ordinance which apply to the preparation of separate unconsolidated financial statements.

These financial statements do not comply with the requirements of IFRS/HKFRS10 “Consolidated Financial Statements” so far as the preparation of consolidated financial statements is concerned. As a consequence, the financial statements do not give all the information required by IFRS/HKFRS10 about the economic activities of the group of which the Company is the parent. Full compliance with IFRS/HKFRS10 would require the Company to produce consolidated financial statements which disclose this information, as neither the Company’s ultimate holding company, nor any intermediate holding company, produces consolidated financial statements in accordance with IFRSs/HKFRSs which are available for public use.

The measurement basis used in the preparation of the financial statements is the historical cost basis. Historical cost is generally based on the fair value of consideration given in exchange for assets.

The preparation of financial statements in conformity with IFRSs and HKFRSs requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Judgements and estimates made by management in the application of IFRSs and HKFRSs that have significant effect on the financial statements are discussed in note 27.

13

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(b)	Basis of preparation of the financial statements (cont’d)

The financial statements have been prepared on a going concern basis. This may not be appropriate as Company’s current liabilities exceeded its total assets by HKD32,635,340. The continuation of the business as a going concern is dependent upon the Company attaining future profitable operations and the continuing financial support of its immediate holding company.

Should the Company be unable to continue to operate as a going concern, adjustments would have to be made to reduce the value of assets to their recoverable amount, to provide for any further liabilities which may arise, and to re-classify non-current assets and liabilities as current assets and liabilities, respectively.

ULHL, the immediate holding company, has confirmed in writing its intention to provide continuing financial support so as to enable the Company to meet its liabilities as and when they fall due and to carry on its business without a significant curtailment of operations for the foreseeable future. The directors believe that the Company will continue as a going concern and consequently have prepared the financial statements on a going concern basis.

(c)	Foreign currency translation

(i)	Functional and presentation currency

Items included in the financial statements of each of the Company’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The financial statements are presented in Hong Kong dollars, which is the Company’s functional and presentation currency.

(ii)	Transactions and balances in financial statements

Transactions in foreign currencies are translated into the functional currency on initial recognition using the exchange rates prevailing on the transaction dates. Monetary assets and liabilities in foreign currencies are translated at the exchange rates at the end of each reporting period. Gains and losses resulting from this translation policy are recognised in profit or loss.

14

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(d)	Property and equipment

Property and equipment are stated in the statement of financial position at cost less accumulated depreciation and impairment losses, if any.

Depreciation of property and equipment is calculated at rate sufficient to write off their cost, less their residual values, over their estimated useful lives on a straight-line basis. The principal annual rates are as follows:

- Leasehold improvements	20%
- Furniture and fixtures	20%
- Office equipment	20%
- Motor vehicles	25%

The residual values, useful lives and depreciation method are reviewed and adjusted, if appropriate, at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis

The gain or loss on disposal of property and equipment is the difference between the net sales proceeds and the carrying amount of the relevant asset, and is recognised in profit or loss.

(e)	Leases

At inception of a contract, the Company assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is conveyed where the customer has both the right to direct the use of the identified asset and to obtain substantially all of the economic benefits from that use.

(i)	The Company as a lessee

Where the contract contains lease component(s) and non-lease component(s), the Company has elected not to separate non-lease components and accounts for each lease component and any associated non-lease components as a single lease component for all leases.

15

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(e)	Leases (cont’d)

(i)	The Company as a lessee (cont’d)

At the lease commencement date, the Company recognises a right-of-use asset and a lease liability, except for short-term leases that have a lease term of 12 months or less and leases of low-value assets which, for the Company are primarily laptops and office furniture. When the Company enters into a lease in respect of a low-value asset, the Company decides whether to capitalise the lease on a lease-by-lease basis. The lease payments associated with those leases which are not capitalised are recognised as an expense on a systematic basis over the lease term.

Where the lease is capitalised, the lease liability is initially recognised at the present value of the lease payments payable over the lease term, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, using a relevant incremental borrowing rate. After initial recognition, the lease liability is measured at amortised cost and interest expense is calculated using the effective interest method. Variable lease payments that do not depend on an index or rate are not included in the measurement of the lease liability and hence are charged to profit or loss in the accounting period in which they are incurred.

The right-of-use asset recognised when a lease is capitalised is initially measured at cost, which comprises the initial amount of the lease liability plus any lease payments made at or before the commencement date, and any initial direct costs incurred. Where applicable, the cost of the right-of-use assets also includes an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, discounted to their present value, less any lease incentives received. The right-of-use asset is subsequently stated at cost less accumulated depreciation and impairment losses.

Right-of-use assets in which the Company is reasonably certain to obtain ownership of the underlying leased assets at the end of the lease term are depreciated from commencement date to the end of the useful life. Otherwise, right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term.

16

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(e)	Leases (cont’d)

(i)	The Company as a lessee (cont’d)

When the Company obtains ownership of the underlying leased assets at the end of the lease term, upon exercising purchase options, the cost of the relevant right-of-use assets and the related accumulated depreciation and impairment loss are transferred to property, plant and equipment / the carrying amount of the relevant right-of-use asset is transferred to property, plant and equipment.

Refundable rental deposits paid are accounted under IFRS/HKFRS 9 and initially measured at fair value. Adjustments to fair value at initial recognition are considered as additional lease payments and included in the cost of right-of-use assets.

The lease liability is remeasured when there is a change in future lease payments arising from a change in an index or rate, or there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or there is a change arising from the reassessment of whether the Company will be reasonably certain to exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The lease liability is also remeasured when there is a change in the scope of a lease or the consideration for a lease that is not originally provided for in the lease contract (“lease modification”) that is not accounted for as a separate lease. In this case the lease liability is remeasured based on the revised lease payments and lease term using a revised discount rate at the effective date of the modification.

(ii)	The Company as a lessor

When the Company acts as a lessor, it determines at lease inception whether each lease is a finance lease or an operating lease. A lease is classified as a finance lease if it transfers substantially all the risks and rewards incidental to the ownership of an underlying assets to the lessee. If this is not the case, the lease is classified as an operating lease.

17

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(f)	Subsidiary

A subsidiary is an entity controlled by the Company. Control exists when the Company has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that are presently exercisable are taken into account.

An investment in subsidiary is stated at cost less impairment losses. Results of a subsidiary are accounted for on the basis of dividends received and receivable.

The carrying amount of investment in a subsidiary is reviewed for indications of impairment at the end of each reporting period. An impairment loss is recognised to the extent that the carrying amount of an asset, or the cash-generating unit to which it belongs, is more than its recoverable amount. The recoverable amount of an asset, or of the cash-generating unit to which it belongs, is the greater of its net selling price and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of time value of money and the risks specific to the assets. An impairment loss is reversed if there has been a favourable change in estimates used to determine the recoverable amount.

(g)	Recognition and derecognition of financial instruments

Financial assets and financial liabilities are recognised in the statement of financial position when the Company becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss (“FVTPL”)) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

The Company derecognises a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Company recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the Company retains substantially all the risks and rewards of ownership of a transferred financial asset, the Company continues to recognise the financial asset and also recognises a collateralised borrowing for the proceeds received.

18

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(g)	Recognition and derecognition of financial instruments (cont’d)

The Company derecognises financial liabilities when, and only when, the Company’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss.

(h)	Financial assets

All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace. All recognised financial assets are measured subsequently in their entirety at either amortised cost or fair value, depending on the classification of the financial assets.

Debt investments held by the Company are classified into one of the following measurement categories:

-	amortised cost, if the investment is held for the collection of contractual cash flows which represent solely payments of principal and interest. Interest income from the investment is calculated using the effective interest method.

-	Fair value through other comprehensive income (“FVTOCI”) - recycling, if the contractual cash flows of the investment comprise solely payments of principal and interest and the investment is held within a business model whose objective is achieved by both the collection of contractual cash flows and sale. Changes in fair value are recognised in other comprehensive income, except for the recognition in profit or loss of expected credit losses (“ECL”), interest income (calculated using the effective interest method) and foreign exchange gains and losses. When the investment is derecognised, the amount accumulated in other comprehensive income is recycled from equity to profit or loss.

-	Fair value through profit or loss (“FVTPL”) if the investment does not meet the criteria for being measured at amortised cost or FVTOCI (recycling). Changes in the fair value of the investment (including interest) are recognised in profit or loss.

19

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(i)	Trade and other receivables

A receivable is recognised when the Company has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognised before the Company has an unconditional right to receive consideration, the amount is presented as a contract asset.

Receivables are stated at amortised cost using the effective interest method less allowance for credit losses.

(j)	Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition. Bank overdrafts that are repayable on demand and form an integral part of the Company’s cash management are also included as a component of cash and cash equivalents for the purpose of the cash flow statement. Cash and cash equivalents are assessed for ECL.

(k)	Financial liabilities and equity instruments

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into the definitions of a financial liability and equity instruments under IFRSs and HKFRSs. An equity instrument is any contract that evidences a residual interest in the assets of the Company after deducting all of its liabilities. The accounting policies adopted for specific financial liabilities and equity instruments are set out below.

(l)	Interest-bearing borrowings

Interest-bearing borrowings are recognised initially at fair value, net of transaction costs incurred and subsequently measured at amortised cost using the effective interest method.

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting period.

20

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(m)	Trade and other payables

Trade and other payables are recognised initially at their fair value and subsequently measured at amortised cost using the effective interest method unless the effect of discounting would be immaterial, in which case they are stated at cost.

(n)	Equity instruments

Any equity instrument is any contract that evidence a residual interest in the assets of an equity after deducting all of its liabilities. Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs.

(o)	Employee benefits

(i)	Employee leave entitlements

Employee entitlements to annual leave and long service leave are recognised when they accrue to employees. A provision is made for the estimated liability for annual leave and long service leave as a result of services rendered by employees up to the end of the reporting period.

Employee entitlements to sick leave and maternity leave are not recognised until the time of leave.

(ii)	Pension obligations

The Company contributes to a defined contribution retirement scheme which are available to all employees. Contributions to the scheme by the Company and employees are calculated as a percentage of employees’ basic salaries. The retirement benefit scheme cost charged to profit or loss represents contributions payable by the Company to the funds.

(iii)	Termination benefits

Termination benefits are recognised at the earlier of the dates when the Company can no longer withdraw the offer of those benefits, and when the Company recognises restructuring costs and involves the payment of termination benefits.

21

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(p)	Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are capitalised as part of the cost of those assets, until such time as the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalisation.

To the extent that funds are borrowed generally and used for the purpose of obtaining a qualifying asset, the amount of borrowing costs eligible for capitalisation is determined by applying a capitalisation rate to the expenditures on that asset. The capitalisation rate is the weighted average of the borrowing costs applicable to the borrowings of the Company that are outstanding during the period, other than borrowings made specifically for the purpose of obtaining a qualifying asses. Any specific borrowing that remain outstanding after the related asset is ready for its intended use or sale is included in the general borrowing pool for calculation of capitalisation rate on general borrowings.

All other borrowing costs are recognised in profit or loss in the period in which they are incurred.

(q)	Government grants

A government grant is recognised when there is reasonable assurance that the Company will comply with the conditions attaching to it and that the grant will be received.

Government grants relating to income are deferred and recognised in profit or loss over the period to match them with the costs they are intended to compensate.

Government grants that become receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Company future related costs are recognised in profit or loss in the period in which they become receivable.

22

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(r)	Taxation

Income tax represents the sum of the current tax and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit recognised in profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognised on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences, unused tax losses or unused tax credits can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from the initial recognition of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries, except where the Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised, based on tax rates that have been enacted or substantively enacted by the end of the reporting period. Deferred tax is recognised in profit or loss, except when it relates to items recognised in other comprehensive income or directly in equity, in which case the deferred tax is also recognised in other comprehensive income or directly in equity.

The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

23

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(s)	Impairment of non-financial assets

The carrying amounts of non-financial assets are reviewed at each reporting date for indications of impairment and where an asset is impaired, it is written down as an expense through the statement of profit or loss to its estimated recoverable amount. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. If this is the case, recoverable amount is determined for the cash-generating unit to which the asset belongs. Recoverable amount is the higher of value in use and the fair value less costs of disposal of the individual asset or the cash-generating unit.

Value in use is the present value of the estimated future cash flows of the asset / cash-generating unit. Present values are computed using pre-tax discount rates that reflect the time value of money and the risks specific to the asset / cash-generating unit whose impairment is being measured.

Impairment losses for cash-generating units are allocated first against the goodwill of the unit and then pro rata amongst the other assets of the cash-generating unit. Subsequent increases in the recoverable amount caused by changes in estimates are credited to profit or loss to the extent that they reverse the impairment.

(t)	Impairment of financial assets

The Company recognises a loss allowance for ECL on investments in debt instruments which are measured at amortised cost. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

The Company always recognises lifetime ECL for trade receivables. The ECL on these financial assets are estimated using a provision matrix based on the Company’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate.

For all other financial instruments, the Company recognises lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Company measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.

24

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(t)	Impairment of financial assets (cont’d)

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

Significant increase in credit risk

In assessing whether the credit risk on a financial instrument has increased significantly since initial recognition, the Company compares the risk of a default occurring on the financial instrument at the reporting date with the risk of a default occurring on the financial instrument at the date of initial recognition. In making this assessment, the Company considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort. Forward-looking information considered includes the future prospects of the industries in which the Company’s debtors operate, obtained from economic expert reports, financial analysts, governmental bodies, relevant think-tanks and other similar organisations, as well as consideration of various external sources of actual and forecast economic information that relate to the Company’s core operations.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly since initial recognition:

-	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;
-	significant deterioration in external market indicators of credit risk for a particular financial instrument;
-	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;
-	an actual or expected significant deterioration in the operating results of the debtor;
-	significant increases in credit risk on other financial instruments of the same debtor;
-	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Company presumes that the credit risk on a financial asset has increased significantly since initial recognition when contractual payments are more than 30 days past due, unless the Company has reasonable and supportable information that demonstrates otherwise.

25

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(t)	Impairment of financial assets (cont’d)

Significant increase in credit risk (cont’d)

Despite the foregoing, the Company assumes that the credit risk on a financial instrument has not increased significantly since initial recognition if the financial instrument is determined to have low credit risk at the reporting date. A financial instrument is determined to have low credit risk if:

(i)	the financial instrument has a low risk of default,
(ii)	the debtor has a strong capacity to meet its contractual cash flow obligations in the near term, and
(iii)	adverse changes in economic and business conditions in the longer term may, but will not necessarily, reduce the ability of the borrower to fulfil its contractual cash flow obligations.

The Company considers a financial asset to have low credit risk when the asset has external credit rating of “investment grade” in accordance with the globally understood definition or if an external rating is not available, the asset has an internal rating of “performing”. Performing means that the counterparty has a strong financial position and there is no past due amounts.

The Company regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

Definition of default

The Company considers the following as constituting an event of default for internal credit risk management purposes as historical experience indicates that receivables that meet either of the following criteria are generally not recoverable.

-	when there is a breach of financial covenants by the counterparty; or
-	information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Company, in full (without taking into account any collaterals held by the Company).

Irrespective of the above analysis, the Company considers that default has occurred when a financial asset is more than 180 days past due unless the Company has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

26

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(t)	Impairment of financial assets (cont’d)

Credit-impaired financial assets

A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

-	significant financial difficulty of the issuer or the counterparty;
-	a breach of contract, such as a default or past due event;
-	the lender(s) of the counterparty, for economic or contractual reasons relating to the counterparty’s financial difficulty, having granted to the counterparty a concession(s) that the lender(s) would not otherwise consider; or
-	it is becoming probable that the counterparty will enter bankruptcy or other financial reorganisation; or
-	the disappearance of an active market for that financial asset because of financial difficulties.

Write-off policy

The Company writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, including when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of trade receivables, when the amounts are over two years past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Company’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognised in profit or loss.

Measurement and recognition of ECL

The measurement of ECL is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information as described above. As for the exposure at default, for financial assets, this is represented by the assets’ gross carrying amount at the reporting date; together with any additional amounts expected to be drawn down in the future by default date determined based on historical trend, the Company’s understanding of the specific future financing needs of the debtors, and other relevant forward-looking information.

27

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(t)	Impairment of financial assets (cont’d)

Measurement and recognition of ECL (cont’d)

For financial assets, the ECL is estimated as the difference between all contractual cash flows that are due to the Company in accordance with the contract and all the cash flows that the Company expects to receive, discounted at the original effective interest rate.

If the Company has measured the loss allowance for a financial instrument at an amount equal to lifetime ECL in the previous reporting period, but determines at the current reporting date that the conditions for lifetime ECL are no longer met, the Company measures the loss allowance at an amount equal to 12-month ECL at the current reporting date, except for assets for which simplified approach was used.

The Company recognises an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account, and does not reduce the carrying amount of the financial asset in the statement of financial position.

(u)	Financial guarantees issued, provisions and contingent liabilities

(i)	Financial guarantees issued

Financial guarantees are contracts that require the issuer (i.e. the guarantor) to make specified payments to reimburse the beneficiary of the guarantee (the “holder”) for a loss the holder incurs because a specified debtors fails to make payment when due in accordance with the terms of a debt instrument.

Where the Company issues a financial guarantee, the fair value of the guarantee (being the transaction price, unless the fair value can otherwise be reliably estimated) is initially recognised as deferred income within trade and other payables. Where consideration is received and receivable for the issuance of the guarantee, the consideration is recognised in accordance with the Company’s policies applicable to that category of assets. Where no such consideration is received or receivable, an immediate expense is recognised in profit or loss on initial recognition of any deferred income.

The amount of the guarantee initially recognised as deferred income is amortised in profit or loss over the term of the guarantee as income from financial guarantees issued. In addition, provisions are recognised in accordance with note 2(u)(ii) if and when (i) it becomes probable that the holder of the guarantee will call upon the Company under the guarantee, and

(ii) the amount of that claim on the Company is expected to exceed the amount currently carried in trade and other payables in respect of that guarantee i.e. the amount initially recognised, less accumulated amortisation.

28

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(u)	Financial guarantees issued, provisions and contingent liabilities (cont’d)

(ii)	Other provisions and contingent liabilities

Provisions are recognised for liabilities of uncertain timing or amount when the Company has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditure expected to settle the obligation.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

(v)	Revenue recognition

Revenue from the provision of freight forwarding services is recognised when control of the cargoes has transferred, being when the cargoes have been delivered to the customer’s specific location (delivery). Following delivery, the customer has the primary responsibility on delivering the cargoes and bears the risks and loss in relation to the cargoes. A receivable is recognised by the Company when the cargoes are delivered to the customer as this represents the point in time at which the right to consideration becomes unconditional, as only the passage of time is required before payment is due.

Management fee income is recognised based on the state of completion of the contract. Payment for management services is not due from the customer until the management services are completed and therefore a contract asset is recognised over the period in which the management services are performed representing the entity’s right to consideration for the services performed to date.

Interest income is recognised as it accrues using the effective interest method. For financial assets measured at amortised cost or FVTOCI (recycling) that are not credit-impaired, the effective interest rate is applied to the gross carrying amount of the asset. For credit impaired financial assets, the effective interest rate is applied to the amortised cost (i.e. gross carrying amount net of loss allowance) of the asset.

29

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

3.	ADOPTION OF NEW AND REVISED INTERNATIONAL/HONG KONG FINANCIAL REPORTING STANDARDS

(a)	Application of new and revised IFRSs/HKFRSs

The Company has applied the Amendments to Reference to the Conceptual Framework in IFRS/HKFRS Standards and the following amendments to IFRSs/HKFRSs issued by the IASB/HKICPA for the first time, which are mandatorily effective for the annual period beginning on or after 1 January 2020 for the preparation of the financial statements:

Amendments to IAS/HKAS 1 and IAS/HKAS 8	Definition of Material
amendments to HKFRS 3	Definition of a Business
Amendments to IFRS/HKFRS 9, IAS/HKAS 9 and IFRS/HKFRS 7	Interest Rate Benchmark Reform

The application of the Amendments to References to the Conceptual Framework in IFRS/HKFRS Standards and the amendments to IFRSs/HKFRSs in the current year had no material impact on the Company’s financial positions and performance for the current and prior years and/or on the disclosures set out in these financial statements.

(b)	New and revised IFRSs/HKFRSs in issue but not yet effective

The Company has not early applied new and revised IFRSs/HKFRSs that have been issued but are not yet effective for the financial year beginning on 1 January 2020. These new and revised IFRSs/HKFRSs include the following which may be relevant to the Company.

Effective for accounting periods beginning on or after

Amendments to IFRS/HKFRS 9, IAS/HKAS 39, IFRS/HKFRS 7, IFRS/HKFRS 4 and IFRS/HKFRS 16 Interest Rate Benchmark Reform - Phase 2	1 January 2021

Amendments to IFRS/HKFRS 3 Reference to the Conceptual Framework	1 January 2022

Amendments to IAS/HKAS 16 Property, plant and equipment: proceeds before intended use	1 January 2022

Annual Improvements to IFRSs/HKFRSs 2018 - 2020 Cycle	1 January 2022

Amendments to IAS/HKAS 1 classification of liabilities as current or non-current	1 January 2023

30

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

3.	ADOPTION OF NEW AND REVISED INTERNATIONAL/HONG KONG FINANCIAL REPORTING STANDARDS (CONT’D)

(b)	New and revised IFRSs/HKFRSs in issue but not yet effective

The Company is in the process of making an assessment of what the impact of these amendments and new standards is expected to be in the period of initial application. So far it has concluded that the adoption of them is unlikely to have a significant impact on the financial statements.

4.	REVENUE

The principal activities of the Company are investment holding and the provision of air and ocean freight forwarding services.

Revenue represents gross invoiced freight income for the year and recognised at a point in time for the year.

5.	OTHER INCOME

	2020	2019
	HKD	HKD

Bank interest income	228,752	534,257
Dividend income	612,000	113,203
Government grants	2,888,634	-
Management income	14,524,350	22,401,908
Rental income	96,000	68,000
Other income	737,042	1,116,617
	19,086,778	24,233,985

6.	OTHER GAINS AND LOSSES

	2020	2019
	HKD	HKD

Gain on disposals of property and equipment	5,587	40,000
Net exchange gains/(losses)	363,979	(12,738)
	369,566	27,262

31

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

7.	PROFIT/(LOSS) BEFORE TAXATION

Profit/(loss) before taxation is arrived at after charging/(crediting):

		2020	2019
		HKD	HKD

(a)	Finance costs:
	Interest expense on lease liabilities	146,843	194,528
	Interest on bank loans and overdrafts	4,480,253	5,201,153
		4,627,096	5,395,681

(b)	Staff costs (including directors’ remuneration):
	Salaries, allowances and other benefits	18,491,693	22,846,863
	Contributions to defined contribution retirement plan	684,235	762,479
		19,175,928	23,609,342

(c)	Other items:
	Audit fee	123,100	132,200
	Depreciation of property and equipment	550,761	276,232
	Depreciation of right-of-use assets	2,016,355	1,613,475
	Property and equipment written off	-	82,403
	Gain on disposals of property and equipment	(5,587)	(40,000)
	Operating lease rentals
	- property rentals	435,401	4,848,775

8.	INCOME TAX EXPENSE

(a)	Income tax has been recognised in profit or loss as followings:

	2020	2019
	HKD	HKD

Deferred tax (note 21)	(1,241,000)	-

No provision for Hong Kong Profits Tax has been made since the Company has sufficient tax losses brought forward to set off against current year’s assessable profit.

32

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

8.	INCOME TAX EXPENSE (CONT’D)

(b)	Reconciliation between the income tax expense and accounting loss at applicable tax rates:

	2020	2019
	HKD	HKD

Profit/(loss) before taxation	21,703,603	(2,973,608)

Notional tax on loss before taxation, calculated at the current rate of 16.5% (2019:16.5%)	3,581,094	(490,645)
Tax effect of income that not taxable	(656,600)	(6,600)
Tax effect of expenses that not deductible	325,985	376,733
Tax effect of temporary differences not recognised	(72,694)	(55,851)
Tax effect of unused tax losses not recognised	(3,177,785)	176,363
Tax losses recognised	(1,241,000)	-

Income tax credit	(1,241,000)	-

9.	BENEFITS AND INTERESTS OF DIRECTORS

(a)	Directors’ emoluments

	2020	2019
	HKD	HKD

Fees		-
Salaries and allowances	2,890,952	4,920,188
Contributions to defined contribution retirement plan	36,000	36,000

	2,926,952	4,956,188

33

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

9.	BENEFITS AND INTERESTS OF DIRECTORS (CONT’D)

(b)	Directors’ material interests in transactions, arrangements or contracts

			2020	2019
Identity of related parties	Nature of related party relationship	Type of transactions	Volume of transactions	Volume of transactions
			HKD	HKD

Unique Logistics Holdings Limited	Immediate holding company	Management income received	14,038,206	18,036,506
		Sundry income received	355,335	358,273
		Corporate fee paid	(346,191)	(303,359)
		Freight charges paid	(47,222)	(78,858)

ULI (South China) Limited	Fellow subsidiary	Freight income received	—	25,496
		Freight charges paid	(34,197)	—

Unique Logistics International (South China) Limited	Fellow subsidiary	Freight income received	32,843	145,487
		Freight charges paid	(478,295)	(200,409)
		Management income received	—	4,000,000

Unique Logistics International (India) Private Limited	Fellow subsidiary	Freight income received	883,956	220,969
		Freight charges paid	(18,551)	(7,182)

Unique Logistics (Korea) Co., Ltd.	Fellow subsidiary	Freight income received	26,938	25,405
		Freight charges paid	(197,595)	(13,571)

Unique Logistics International (Vietnam) Co., Ltd.	Fellow subsidiary	Freight income received	20,797	—
		Freight charges paid	(7,382)	(8,053)

Unique Freight Solutions (Thailand) Co., Ltd.	Fellow subsidiary	Freight income received	13,314	29,409
		Freight charges paid	829	—

Green Trident Logistics (Hangzhou) Ltd.	Fellow subsidiary	Freight income received	109	1,078
		Freight charges paid	(174,236)	—

Unique Logistics International (SIN) Pte. Ltd.	Fellow subsidiary	Freight income received	67,017	56,931
(formerly known as Unique Freight Solutions (S) Pte. Ltd.)		Freight charges paid	(9,904)	(4,687)

34

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

9.	BENEFITS AND INTERESTS OF DIRECTORS (CONT’D)

(b)	Directors’ material interests in transactions, arrangements or contracts (cont’d)

			2020	2019
Identity of related parties	Nature of related party relationship	Type of transactions	Volume of transactions	Volume of transactions
			HKD	HKD

Shenzhen Unique Logistics International Limited	Subsidiary	Freight income received	288,386	691,581

China Wealth Logistics Limited	Subsidiary	Freight income	23,274,042	7,347,745
		Freight paid	(4,055,696)	(2,225,413)
		Management income received	486,144	365,402
		Rental income received	96,000	68,000
		Dividend income	612,000	-

Master Freight International (H.K.) Limited	Subsidiary	Dividend income	-	113,203

Unique Logistics International (ATL) LLC	Mr. Lee Chi Tak, Richard is the beneficial member of the contracted party/ fellow subsidiary	Freight income received	515,014	2,843,690
		Freight charges paid	(410,785)	(2,724,287)

Unique Logistics International (NYC), LLC	Mr. Lee Chi Tak, Richard is the beneficial member of the contracted party/ fellow subsidiary	Freight income received	6,270,269	1,145,064
		Freight charges paid	(2,739,926)	(1,189,137)

Unique Logistics International (LAX) Inc.	Mr. Lee Chi Tak, Richard is the beneficial member of the contracted party/ fellow subsidiary	Freight income received	220,058	1,045,391
		Freight charges paid	(184,013)	(616,126)

Unique Logistics International (BOS), Inc.	Mr. Lee Chi Tak, Richard is the beneficial member of the contracted party/ fellow subsidiary	Freight income received	2,666,484	4,697,963
		Freight charges paid	(644,183)	(1,558,834)

35

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

9.	BENEFITS AND INTERESTS OF DIRECTORS (CONT’D)

(b)	Directors’ material interests in transactions, arrangements or contracts (cont’d)

			2020	2019
Identity of related parties	Nature of related party relationship	Type of transactions	Volume of transactions	Volume of transactions
			HKD	HKD

PT. Unique Logistics International Indonesia	Associate company	Freight income received	-	1,187
		Freight charges paid	(20,024)	(955)

ULI (North & East China) Company Limited	Associate company	Freight charges paid	(1,207,081)	(389,369)

ULI International Company Limited	Associate company	Freight income received	113,467	118,050
		Freight charges paid	(106,920)	(121,973)

Unique Logistics International (Shanghai) Co., Ltd.	Associate company	Freight income received	64,799	-
		Freight charges paid	-	(33)

Unique International Logistics (M) Sdn. Bhd.	Associate company	Freight income received	49,038	52,510
		Freight charges paid	(51,081)	(83,763)

Uniquorn International Logistics Co., Ltd	Associate company	Freight income received	176,666	-

Unique Logistics International Philippines Inc.	Associate company	Freight income received	35,406	16,971
		Freight charges paid	(124,696)	(396,710)

TGF Unique Limited	Associate company	Freight income received	7,788,468	2,937,365
		Freight charges paid	(1,990,238)	(862,550)

Asia Freight Solutions (H.K.) Limited	Associate company	Freight income received	236,438	519,704
		Freight charges paid	(5,731)	(3,666)

Across Logistics (H.K.) Limited	Associate company	Freight income received	353,052	55,695

Across Logistics (Shenzhen) Limited	Associate company	Freight income received	256,877	561

Across Logistics Australia Pty Ltd	Associate company	Freight charges paid	-	(29,244)

Advance Tank International Limited	Related company	Rental expenses	(435,401)	(4,848,775)

Unique Investment Limited	Related company	Rental expenses	(762,087)	(1,161,984)

36

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

10.	PROPERTY AND EQUIPMENT

	Leasehold improvements	Furniture and fixtures	Office equipment	Motor vehicles	Total
	HKD	HKD	HKD	HKD	HKD

Cost:

At 1 January 2019	306,799	1,689,169	8,824,814	4,067,701	14,888,483
Reclassification due to adoption of IFRS/HKFRS 16	-	-	-	(3,219,900)	(3,219,900)
Additions	864,901	550,975	67,810	-	1,483,686
Disposals	-	-	-	(359,000)	(359,000)
Written off	(306,799)	(1,491,352)	(374,190)	-	(2,172,341)

At 31 December 2019 and 1 January 2020	864,901	748,792	8,518,434	488,801	10,620,928
Additions	-	42,160	1,341,628	-	1,383,788

At 31 December 2020	861,901	790,952	9,860,062	488,801	12,004,716

Accumulated depreciation:

At 1 January 2019	222,919	1,581,735	8,405,733	2,997,028	13,207,415
Reclassification due to adoption of IFRS/HKFRS 16	-	-	-	(2,149,227)	(2,149,227)
Charge for the year	41,654	48,883	185,695	-	276,232
Disposals	-	-	-	(359,000)	(359,000)
Written off	(244,030)	(1,471,718)	(374,190)	-	(2,089,938)

At 31 December 2019 and 1 January 2020	20,543	158,900	8,217,238	488,801	8,885,482

Charge for the year	172,980	129,424	248,357	-	550,761

At 31 December 2020	193,523	288,324	8,465,595	488,801	9,436,243

Carrying value:

At 31 December 2020	671,378	502,628	1,394,467	-	2,568,473

At 31 December 2019	844,358	589,892	301,196	-	1,735,446

37

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

11.	RIGHT-OF-USE ASSETS

	Motor vehicle	Leased properties	Total
	HKD	HKD	HKD

At 1 January 2020 (note 3)	796,823	5,421,895	6,218,718
Lease modification	-	333,713	333,713
Disposals	(332,786)	-	(332,786)
Depreciation	(197,784)	(1,818,571)	(2,016,355)

At 31 December 2020	266,253	3,937,037	4,203,290

Lease liabilities of HK$4,341,176 (2019: HK$6,336,378) are recognised with related right-of-use assets of HKD4,023,290 as at 31 December 2020 (2019: HK$6,218,718). The lease agreements do not impose any covenants other than the security interests in the leased assets that are held by the lessor. Leased assets may not be used as security for borrowing purposes.

2020
HKD

Depreciation expenses on right-of-use assets	2,016,355
Interest expense on lease liabilities (included in finance cost)	146,843
Expenses relating to short-term lease (included in administrative expenses)	435,401

Details of total cash outflow for leases is set out in note 26(b).

12.	INVESTMENT IN SUBSIDIARIES

	2020	2019
	HKD	HKD

Unlisted investment, at cost	19,066,978	19,066,978

Details of the subsidiaries as at 31 December 2020 is as follow:

Name	Place of incorporation / registration and operation	Paid up capital	Percentage of ownership interest/profit sharing held directly	Principal activities

China Wealth Logistics Limited	Hong Kong	HKD1,000,000	51%	Provision of air freight forwarding services

Shenzhen Unique Logistics International Limited	People’s Republic of China	Renminbi (“RMB”) 16,500,000	100%	Provision of freight forwarding services

38

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

13.	INVESTMENTS

Held-to-maturity securities comprise 70% (2019: 82%) capital protected notes and 30% (2019: 18%) structured investment deposit, denominated in United States dollars, Hong Kong dollars and Renminbi, and would be mature in 2020, issued by banks. The investments were pledged to a bank to secure banking facilities granted to the Company as set out in note 19 to the financial statements.

14.	OTHER RECEIVABLES, DEPOSITS AND PREPAYMENTS

All other receivables, deposits and prepayments are expected to be recovered or recognised as expense within one year.

15.	TRADE RECEIVABLES

All trade receivables are expected to be recovered within one year.

At 31 December 2020 and 2019, no allowance was made for estimated irrecoverable trade receivables.

Trade receivables represented by:

	2020	2019
	HKD	HKD

- Third parties	17,182,067	23,393,417
- Subsidiary	16,829,189	2,559,010
- Immediate holding company	273,605	-
- Fellow subsidiaries	5,895,424	1,096,052
- Related companies	5,158,446	481,887

	45,338,731	27,530,366

The carrying amounts of the Company’s trade receivables are denominated in the following currencies:

	2020	2019
	HKD	HKD

United States Dollars	9,603,588	4,404,894
Others	165,478	43,968

	9,769,066	4,448,862

39

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

15.	TRADE RECEIVABLES (CONT’D)

Receivables that were neither past due nor impaired relate to a wide range of customers for whom there was no recent history of default.

Receivables that were past due but not impaired relate to a number of independent customers that have a good track record with the Company. Based on past experience, management believes that no loss allowance for ECL is necessary in respect of these balances as there has not been a significant change in credit quality and the balances are considered fully recoverable. The Company does not hold any collateral over these balances.

16.	AMOUNTS DUE FROM/TO RELATED PARTIES

	2020	2019
	HKD	HKD

Amounts due from related parties
- Immediate holding company	38,173,663	24,130,040
- Director	3,131	532

	38,176,794	24,130,572
Amounts due to related parties
- Subsidiary	82,716	1,000,204
- Fellow subsidiary	972,686	-
- Related company	1,387,911	3,279,905

	2,443,313	4,280,109

The balances with related parties are unsecured, interest-free and have no fixed terms of repayment.

40

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

17.	PLEDGED BANK DEPOSITS AND CASH AND CASH EQUIVALENTS

The Company’s pledged bank deposits represented deposits pledged to banks to secure banking facilities granted to the Company and a fellow subsidiary as set out in note 19 to the financial statements. The deposits are in Hong Kong dollars and United States dollars and at fixed interest rates ranging from 0.1% to 0.9% p.a. and therefore are subject to foreign currency risk, fair values and interest rate risk.

	2020	2019
	HKD	HKD

Cash at bank and on hand	3,385,543	3,965,222
Secured bank overdrafts (note 19)	(49,556,634)	(61,699,328)

Cash and cash equivalents in the statement of cash flows	(46,171,091)	(57,734,106)

Cash at bank earns interest at floating interest rates based on daily bank deposit rates.

Included in cash at bank and on hand are the following amounts denominated in currencies other than the Company’s functional currency:

	2020	2019
	HKD	HKD

United States Dollars	2,182,935	3,493,176
Renminbi	319,289	224,372
Euro Dollars	28,752	2,491
British Pound	692,621	3,914
Australian Dollars	1,153	1,057
New Zealand Dollars	404	379

18.	TRADE PAYABLES

All trade payables are expected to be settled within one year. The trade payables represented by:

	2020	2019
	HKD	HKD

Trade payables
- Third parties	13,836,519	13,710,696
- Subsidiary	1,443,798	4,526,792
- Fellow subsidiary companies	40,397,762	37,983,780
- Related companies	5,964,690	662,757
- Immediate holding company	1,259,008	918,693

	62,901,777	57,802,718

41

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

18.	TRADE PAYABLES (CONT’D)

The carrying amounts of the Company’s trade payables are denominated in the following currencies:

	2020	2019
	HKD	HKD

Hong Kong Dollars	15,889,973	28,214,164
Euro Dollars	-	64,163
Renminbi	155,718	490,909
United States Dollars	45,551,886	28,694,078
Pound	1,180,766	-
Others	123,434	339,404

	62,901,777	57,802,718

19.	BANK LOANS AND OVERDRAFTS

At 31 December 2020, except bank loans of HK$2,856,260 (2019: HKDNil), all other bank loans and overdrafts were repayable within 1 year or on demand.

At 31 December 2020, the bank loans and overdrafts were secured as follows:

	2020	2019
	HKD	HKD

Secured bank overdrafts (note 17)	49,556,634	61,699,328
Secured bank loans	51,311,760	40,766,737

	100,868,394	102,466,065

The secured bank loans of HKD3,732,312 (2019: HKD5,454,535) and HK$4,000,000 (2019: HKD Nil) bear interest at 2.85% per annum over 3 months HIBOR/LIBOR HKD prime rate less 2.5%. The remaining bank loans bear interest ranging from 1.25% per annum below best lending rate of the relevant currencies to 1% per annum over best lending rate of the relevant currencies.

42

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

19.	BANK LOANS AND OVERDRAFTS (CONT’D)

Included in bank loans and overdrafts is the following amount denominated in a currency other than the Company’s functional currency:

	2020	2019
	HKD	HKD

United States Dollars	35,225,151	32,730,631

At 31 December 2020, the Company had general banking facilities of approximately HKD159 million (2019: HKD138 million), which are shared with fellow subsidiaries. These facilities are secured by the following:

(i)	pledged bank deposits of the Company (note 17);
(ii)	pledged investments of the Company (note 13);
(iii)	guarantee from ultimate holding company;
(iv)	guarantees and undertakings from certain directors;
(v)	first legal charge over certain leasehold properties of a director;
(vi)	guarantee from the immediate holding company which are partially supported by certain leasehold properties of a related company;
(vii)	guarantees from certain related companies which are partially supported by certain leasehold properties and investment securities of related companies; and
(viii)	Charge over certain leasehold properties of a related company.

20.	LEASE LIABILITIES

	Minimum lease payments		Present value of minimum lease payments
	2020	2019	2020	2019
	HKD	HKD	HKD	HKD

Within one year	1,482,825	2,044,800	1,393,311	1,904,107
In the second to fifth years, inclusive	3,022,848	4,610,106	2,947,865	4,432,271
	4,505,673	6,654,906	4,341,176	6,336,378
Less: Future finance charges	(164,497)	(318,528)	N/A	N/A

Present value of lease obligations	4,341,176	6,336,378	4,341,176	6,336,378
Less: Amount due for settlement within 12 months (shown under current liabilities)			(1,393,311)	(1,904,107)

Amount due for settlement after 12 months			2,947,865	4,432,271

43

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

21.	DEFERRED TAX

The following is the deferred tax assets recognised by the Company.

Tax losses
HKD

At 1 January 2020	-
Credit to profit or loss for the year (note 8)	1,241,000

At 31 December 2020	1,241,000

At the end of the reporting period, the Company has unused tax losses of approximately HKD35 million (2019: HKD58 million) available for offset against future profits. A defrred tax asset has been recognised in respect of HK$1,241,000 (2019: HKDNil) of such losses. No deferred tax asset has been recognised in respect of the remaining approximately HKD31 million (2019: HKD58 million) due to the unpredictability of future profit streams. The tax losses may be carried forward indefinitely.

22.	CAPITAL AND RESERVE

(a)	Share capital

	2020		2019
	Number of shares	Amount	Number of shares	Amount
		HKD		HKD
Ordinary shares, issued and fully paid:
At 1 January and 31 December	1,000,000	1,000,000	1,000,000	1,000,000

The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company. All ordinary shares rank equally with regard to the Company’s residual assets.

(b)	Capital management

Capital comprises share capital and reserves in the statement of financial position. The Company’s objective when managing capital is to safeguard its ability to continue as a going concern, so that it can continue to provide returns for shareholders.

The Company manages capital by regularly monitoring its current and expected liquidity requirements rather than using debt/equity ratio analysis.

The Company is not subject to either internally or externally imposed capital requirements.

44

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

23.	FINANCIAL RISK MANAGEMENT

Exposure to credit, liquidity, foreign currency and interest rate risks arises in the normal course of the Company’s business. The Company’s exposure to these risks and the financial risk management policies and practices used by the Company to manage these risks are described below.

(a)	Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Company is exposed to credit risk from its operating activities (primarily trade receivables) and from its financing activities, including deposits with banks and financial institutions, foreign exchange transactions and other financial instruments. The Company’s exposure to credit risk arising from cash and cash equivalents is limited because the counterparties are banks and financial institutions with high credit-rating assigned by international credit-rating agencies, for which the Company considers to have low credit risk.

Trade receivables

Customer credit risk is managed by each business unit subject to the Company’s established policy, procedures and control relating to customer credit risk management. Individual credit evaluations are performed on all customers requiring credit over a certain amount. These evaluations focus on the customer’s past history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. Trade receivables are due within 30-60 days from the date of billing.

The Company measures loss allowances for trade receivables at an amount equal to lifetime ECL, which is calculated using a provision matrix. As the Company’s historical credit loss experience does not indicate significantly different loss patterns for different customer segments, the loss allowance based on past due status is not further distinguished between the Company’s different customer bases. In the opinion of the directors, allowance for ECL was insignificant as at 31 December 2020.

Expected loss rates are based on actual loss experience over the past 3 years. These rates are adjusted to reflect differences between economic conditions during the period over which the historic data has been collected, current conditions and the Company’s view of economic conditions over the expected lives of the receivables.

45

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

23.	FINANCIAL RISK MANAGEMENT (CONT’D)

(b)	Liquidity risk

The Company is exposed to significant liquidity risk. At 31 December 2020, the Company’s current liabilities exceeded its total assets by HKD32,635,340 (2019: HKD56,951,797). The maintenance of the Company as a going concern depends mainly on the ongoing financial support from the immediate holding company.

The Company’s policy is to regularly monitor its current and expected liquidity requirements to ensure that it maintains sufficient reserve of cash to meet its liquidity requirements in the short and longer term.

The following table details the remaining contractual maturities at the end of the reporting period of the Company’s financial liabilities, which are based on contractual undiscounted cash flows (including interest payments computed using contractual rates or, if floating, based on rates current at the end of the reporting period) and earliest date the Company can be required to pay:

		2020 Contractual undiscounted cash outflow
	Statement of financial position carrying amount	Total	Within 1 year or on demand	More than 1 year but less than 2 years	More than 2 years but less than 5 years
	HKD	HKD	HKD	HKD	HKD

Trade payables	62,901,777	62,901,777	62,901,777	-	-
Other payables and accrued expenses	3,274,557	3,274,557	3,274,557	-	-
Amounts due to related parties	2,443,313	2,443,313	2,443,313	-	-
Bank loans and overdrafts	100,868,394	102,997,407	100,081,960	2,057,794	857,653
Lease liabilities	4,341,176	4,505,673	1,482,825	1,203,768	1,819,080

	173,835,217	176,122,727	170,184,432	3,261,562	2,676,733

46

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

23.	FINANCIAL RISK MANAGEMENT (CONT’D)

(b)	Liquidity risk (cont’d)

		2019 Contractual undiscounted cash outflow
	Statement of financial position carrying amount	Total	Within 1 year or on demand	More than 1 year but less than 2 years	More than 2 years but less than 5 years
	HKD	HKD	HKD	HKD	HKD

Trade payables	57,802,718	57,802,718	57,802,718	-	-
Other payables and accrued expenses	4,267,028	4,267,028	4,267,028	-	-
Amounts due to a related party	4,280,109	4,280,109	4,280,109	-	-
Bank loans and overdrafts	102,466,065	105,712,405	105,712,405	-	-
Finance lease payables	6,336,378	6,654,906	2,044,800	1,441,908	3,168,198

	175,152,298	178,717,166	174,107,060	1,441,908	3,168,198

(c)	Foreign currency risk

The Company is not exposed to any significant foreign currency risk as its monetary assets and transactions are predominately in United States dollars and Hong Kong dollars. As Hong Kong dollar is pegged to United States dollar, the Company does not expect any significant exposure to foreign currency risk.

(d)	Interest rate risk

The Company’s interest rate arises primarily from pledged bank deposits, bank balances and bank loans. Bank balances and bank loans contracted at variable rates expose the Company to fair value interest rate risk.

(e)	Categories of financial instruments at 31 December

	2020	2019
	HKD	HKD

Financial assets:
Financial assets measured at amortised cost	108,069,423	86,422,452

Financial liabilities:
Financial liabilities at amortised cost	169,488,041	168,815,920

47

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

23.	FINANCIAL RISK MANAGEMENT (CONT’D)

(f)	Fair value

All financial instruments are carried at amounts not materially different from their fair values as at 31 December 2020 and 2019.

24.	MATERIAL RELATED PARTY TRANSACTIONS

(a)	Transactions with key management personnel

	2020	2019
	HKD	HKD

Salaries and other benefits	4,223,936	6,796,760
Contributions to defined contribution retirement plan	72,000	72,000

	4,295,936	6,868,760

All of key management personnel are the directors of the Company, and the remuneration for them has been included in total amount of directors’ remuneration disclosed in note 9(a) above.

48

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

24.	MATERIAL RELATED PARTY TRANSACTIONS (CONT’D)

(b)	Transactions with other related parties

Apart from the above and the financing arrangements as mentioned in notes 15, 16 and 18, the Company entered into the following material related party transactions during the year:

	2020	2019
	HKD	HKD

Immediate holding company
Management income received	14,038,206	18,036,506
Sundry income received	355,335	358,273
Corporate fee paid	346,191	303,360
Freight charges paid	47,222	78,858

Fellow subsidiary companies
Freight income received	1,044,974	10,236,881
Freight charges paid	919,331	6,322,284
Management income received	-	4,000,000

Subsidiaries
Freight income received	23,562,428	8,039,326
Freight charges paid	4,055,696	2,225,413
Rental income received	96,000	68,000
Dividend income received	612,000	113,203
Management income received	486,144	365,402

Related companies
Freight income received	18,726,035	3,702,042
Freight charges paid	7,484,678	1,888,261
Rent paid	1,197,488	6,010,759

Balances with related parties are disclosed in the statement of financial position and in notes 15, 16 and 18 to the financial statements.

49

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

26.	NOTES TO STATEMENT OF CASH FLOWS

(a)	Reconciliation of liabilities arising from financing activities

The table below details changes in the Company’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Company’s statement of cash flows as cash flows from financing activities.

	1 January 2020	Cash flows	Lease modification	Interest expenses	31 December 2020
	HKD	HKD	HKD	HKD	HKD

Secured bank overdraft (note 19)	61,699,328	(14,890,652)	-	2,747,958	49,556,634
Secured bank loan (note 19)	40,766,737	8,812,728	-	1,732,295	51,311,760
Lease liabilities (note 20)	6,336,378	(2,475,758)	333,713	146,843	4,341,176

	108,802,443	(8,553,682)	333,713	4,627,096	105,209,570

	1 January 2019	Impact on initial application of IFRS/ HKFRS 16 (note 3)	Restated balance at 1 January 2019	Cash flows	Interest expenses	Addition of right-of-use assets	31 December 2019
	HKD	HKD	HKD	HKD	HKD	HKD	HKD

Secured bank overdraft (note 19)	64,846,954	-	64,846,954	(6,440,488)	3,292,862	-	61,699,328
Secured bank loan (note 19)	51,250,267	-	51,250,267	(12,391,821)	1,908,291	-	40,766,737
Finance lease (note 20)	1,101,042	(1,101,042)	-	-	-	-	-
Lease liabilities (note 20)	-	2,827,096	2,827,096	(1,720,712)	194,528	5,035,466	6,336,378

	117,198,263	1,726,054	118,924,317	(20,553,021)	5,395,681	5,035,466	108,802,443

(b)	Total cash outflow for leases

Amounts included in the cash flow statements for leases comprise the following:

	2020	2019
	HKD	HKD

Within operating cash flows	582,244	5,043,303
Within financing cash flows	2,328,915	1,526,184

	2,911,159	6,569,487

These amounts relate to the following:

	2020	2019
	HKD	HKD

Lease rental paid	2,911,159	6,569,487

50

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

27.	ACCOUNTING ESTIMATES AND JUDGEMENTS

Note 23 contains information about the assumptions and their risk factors relating to financial instruments. Other key sources of estimates and judgements are as follows:

(a)	Going concern basis

The financial statements have been prepared on a going concern basis, the validity of which depends upon the financial support from the immediate holding company at a level sufficient to finance the working capital requirements of the Company. Details are set out in note 2(b) to the financial statements.

(b)	Depreciation

Depreciation is calculated to write off the cost of items of fixed assets, less their estimated residual value, if any, using the straight-line method over their estimated useful lives. The Company reviews the estimated useful lives and residual values of the assets annually in order to determine the amount of depreciation expense to be recorded during any reporting period. The useful lives and residual values are based on the Company’s historical experience with similar assets and taking into account anticipated technological changes. The depreciation expense for future periods is adjusted if there are significant changes from previous estimates.

(c)	Impairment of trade receivables

The management of the Company estimates the amount of impairment loss for ECL on trade receivables based on the credit risk of trade receivables. The amount of the impairment loss based on ECL model is measured as the difference between all contractual cash flows that are due to the Company in accordance with the contract and all the cash flows that the Company expects to receive, discounted at the effective interest rate determined at initial recognition. Where the future cash flows are less than expected, or being revised downward due to changes in facts and circumstances, a material impairment loss may arise.

As at 31 December 2020, the carrying amount of trade receivables is HKD45,338,731 with no allowance for doubtful debts (2019: HKD27,530,366 with no allowance for doubtful debts).

Appendix i

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

DETAILED INCOME STATEMENT

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

(For Management Information Only)

	2020	2019
	HKD	HKD

FREIGHT INCOME	142,690,712	150,858,723

Freight costs (Appendix ii)	(108,114,331)	(137,533,173)

GROSS PROFIT	34,576,381	13,325,550

OTHER INCOME

Bank interest income	228,752	534,257
Dividend income	612,000	113,203
Government subsidy	2,888,634	-
Management income	14,524,350	22,401,908
Rental income	96,000	68,000
Sundry income	737,042	1,116,617

	19,086,778	24,233,985

OTHER GAINS AND LOSSES

Gain on disposals of property and equipment	5,587	40,000
Net exchange gains/ (losses)	363,979	(12,738)

	369,566	27,262
EXPENDITURE (APPENDIX ii)

Administrative expenses	24,723,666	32,319,998
Other operating expenses	2,978,360	2,844,726

	27,702,026	35,164,724

OPERATING PROFIT	26,330,699	2,422,073

Finance costs (Appendix ii)	(4,627,096)	(5,395,681)

PROFIT/(LOSS) BEFORE TAXATION	21,730,603	(2,973,608)

Appendix ii

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

OVERHEAD EXPENSES

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

(For Management Information Only)

	2020	2019
	HKD	HKD

FREIGHT COSTS

Agency fees	590,175	1,276,158
Freight and handling charges	107,524,156	136,257,015
	108,114,331	137,533,173
ADMINISTRATIVE EXPENSES

Distribution costs

Advertisement and promotion	13,640	13,000
Claim expenses	1,590	-
Staff commission	1,956,391	973,708
Motor vehicles expenses	393,377	427,982
Telephone, facsimile and internet	210,966	157,595
	2,575,964	1,572,285
Staff

Directors’ remuneration	2,164,865	3,758,204
Provident fund contributions	648,235	762,479
Recruitment expenses	-	6,158
Salaries and bonuses	15,146,967	17,559,622
Staff welfare benefits	417,774	360,895
	18,377,841	22,447,358
Premises

Building management fee	434,170	329,981
Computer expenses	145,339	181,945
Depreciation of right-of-use assets	2,016,355	1,613,475
Office cleaning expenses	86,129	116,847
Rent and rates expenses - office	651,190	5,097,607
Rent and rates expenses - storage	38,064	37,960
Repairs and maintenance expenses	259,893	612,855
Utility electricity and water	138,721	309,685
	3,769,861	8,300,355
	24,723,666	32,319,998

Appendix ii (cont’d)

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

OVERHEAD EXPENSES (CONT’D)

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in Hong Kong dollars)

(For Management Information Only)

	2020	2019
	HKD	HKD

OTHER OPERATING EXPENSES

Communications

Postage and courier charges	30,241	34,982
Printing and stationery	238,202	302,661
	268,443	337,643
Financial and other expenses

Auditor’s remuneration	123,100	132,200
Bank charges	1,171,660	1,001,612
Bad debt	33,012	-
Business registration fee	500	2,500
Corporate fee	346,191	303,360
Depreciation of property and equipment	550,761	276,232
Right-of-use assets written off	-	82,403
General expenses	68,367	80,307
Insurance	(91,693)	(72,358)
Legal and professional fees	79,674	158,465
Dues & subscription	197,457	165,504

	2,479,029	2,130,225
Travelling and entertainment

Donation	1,198	14,000
Entertainment	58,432	162,587
Travelling - local	171,258	198,706
Travelling - overseas	-	1,565

	230,888	376,858
	2,978,360	2,844,726
FINANCE COSTS

Interest expense on lease liabilities	146,843	194,528
Interest on bank loans and overdraft	4,480,253	5,201,153

	4,627,096	5,395,681